United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  September 8, 2017

Spine Injury Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2017 we entered into an Amended and Restated Revolving Line of Credit Note and an Amended and Restated Credit Agreement to extend our revolving line of credit facility with Wells Fargo Bank, whereby the outstanding principal is now due and payable in full on August 31, 2018 and the maximum amount we can borrow under the line of credit is now $1,750,000.  The line of credit remains guaranteed by Peter L. Dalrymple, a member of our Board of Directors, and is secured by a first lien interest in certain of his assets.  The promissory note with Wells Fargo presently has a principal balance of $1,275,000.

In connection with the extension of the Wells Fargo loan, on September 8, 2017 we also entered into with Mr. Dalrymple a Financing Agreement, Amended and Restated Secured Promissory Note and Amended Security Agreement, under which we extended the maturity date of the promissory note originally entered into with Mr. Dalrymple in August 2012 to be due and payable on September 8, 2018 and have provided collateral to Mr. Dalrymple in an amount of $3,000,000 in our gross accounts receivable to secure payment of both his promissory note and his obligations in connection with the Amended and Restated Revolving Line of Credit Note and the Amended and Restated Credit Agreement with the Bank.  The promissory note with Mr. Dalrymple presently has a principal balance of $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: September 12, 2017	Chief Executive Officer